EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

We consent to the incorporation by reference in the Post-Effective Amendment No. 2 to the Registration Statement of China Education Alliance, Inc., on Form S-8/A of our report dated April 12, 2011, appearing in the Annual Report on Form 10-K of China Education Alliance, Inc. for the year ended December 31, 2010.

/s/ Sherb & Co., LLP

Sherb & Co., LLP
New York, NY
May 6, 2011